Exhibit 99.2

1UPX NBC Bancorp, Inc. A Proposals — The Board of Directors recommend a vote FOR the NBC merger proposal and FOR the NBC adjournment proposal. 047W1F Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1. NBC merger proposal: Proposal to approve the Agreement and Plan of Merger, dated as of September 23, 2025, by and between Ballston Spa Bancorp, Inc. (“Ballston Spa”) and NBC Bancorp, Inc. (“NBC”), pursuant to which NBC will merge with and into Ballston Spa, as described in the accompanying documents. 2. NBC adjournment proposal: Proposal to adjourn the NBC special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the NBC merger proposal. For Against Abstain For Against Abstain MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 672141 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM Online Go to www.investorvote.com/NCXS or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NCXS Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes submitted Electronically must be received by March 22, 2026 at 5:00PM local Time.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NCXS Proxy — NBC BANCORP, INC. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. SPECIAL MEETING OF SHAREHOLDERS MARCH 23, 2026 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NBC BANCORP, INC. The undersigned, revoking all prior proxies, hereby appoints Caitlin McCrea and Leslie Shove, or either of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the shares of common stock of NBC Bancorp, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders of NBC Bancorp, Inc., to be held virtually via the Internet at www.meetnow.global/M6DDXKV on Monday, March 23, 2026, at 1:00 p.m., local time, and at any and all adjournments or postponements thereof. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NBC MERGER PROPOSAL, FOR THE NBC ADJOURNMENT PROPOSAL, AND UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. (Items to be voted appear on reverse side) Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.investorvote.com/NCXS Special Meeting of NBC Bancorp, Inc. Shareholders Monday, March 23, 2026, at 1:00 p.m. Eastern Time, virtually via the Internet at meetnow.global/M6DDXKV To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form